EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

STONEFIELD
JOSEPHSON, INC.
Certified Public Accountants
Business Advisors


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated August 28, 2002, relating to the financial statements of Aegis Assessments, Inc. for the year ended July 31, 2002 which report appeared in the company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 9, 2002, and in subsequent amendments thereto.



/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
September 3, 2003